EXHIBIT 99.1
                             JOINT FILING AGREEMENT

             The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the stock of Lark Technologies, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.




Date:  December 3, 2002                   TAKARA BIO, INC.


                                                         *
                                          --------------------------------------
                                          Ikunoshin Kato
                                          President & Chief Executive Officer


                                          TAKARA HOLDINGS CO., LTD.


                                                         *
                                          --------------------------------------
                                          Haruhiko Tsurumaru
                                          Vice President



                                     *By: /s/  Shiro Kuniya
                                          --------------------------------------
                                          Shiro Kuniya
                                          Attorney-in-Fact